UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Hypercom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-504-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Liguori Separation Agreement

As previously announced, on February 22, 2008, Thomas Liguori resigned as Senior Vice President and Chief Financial Officer of Hypercom Corporation (the "Company"). In connection with his resignation, Mr. Liguori and the Company entered into a Separation Agreement and General Release on February 22, 2008 (the "Separation Agreement"). The Separation Agreement provides that, per the terms of Mr. Liguori’s employment agreement, as amended, dated July 11, 2007 (the "Employment Agreement"), he will receive the following benefits for having resigned within the four-month trial period after the hiring of a new Chief Executive Officer: (i) a lump sum severance payment of $315,000 (equal to one year of his current base salary); (ii) 18 months of Company-paid insurance coverage; (iii) a reallocation allowance in the form of a lump-sum payment equal to 50% of his current base salary; (iv) all outstanding stock options owned by him will vest upon the effective date of his termination; and (v) 25,000 shares of restricted stock granted to him that are otherwise subject to restrictions based on attainment of certain performance goals for 2007 will become unrestricted.

The Separation Agreement also contains Mr. Liguori’s full release of all claims against the Company and requires that he remain bound by the Non-disclosure Agreement that was included as a part of the Employment Agreement. In addition, the Separation Agreement requires that he remain bound by the non-competition provisions of the Employment Agreement, which provide that, for a period of 12 months following termination of employment with the Company, Mr. Liguori is prohibited from accepting employment in any business entity in the world that directly competes with the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Chief Accounting Officer

On February 19, 2008, the Company appointed Shawn C. Rathje as Chief Accounting Officer of the Company, effective immediately. Mr. Rathje, age 37, joined the Company and was appointed the Corporate Controller in September 2007. He has been responsible for the design, development, implementation and oversight of the Company’s financial policies and procedures. From 1996 until 2007, Mr. Rathje served in the audit practice of PricewaterhouseCoopers in Minneapolis, Chicago and Phoenix, finishing his tenure with the firm as a senior manager. Mr. Rathje is a Certified Public Accountant and holds a B.S. Degree from the University of Northern Iowa.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation Agreement and General Release, dated as of February 22, 2008, by and between Hypercom Corporation and Thomas Liguori.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

February 25, 2008	By:	/s/ Philippe Tartavull

Name: Philippe Tartavull
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of February 22, 2008, by and between Hypercom Corporation and Thomas Liguori